UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 1, 2004

Dynamic Health Products, Inc.

(Exact name of registrant as specified in its charter)

Florida	0-23031	34-1711778
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12399 Belcher Dairy Road South, Suite 140, Largo, Florida	33773
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (727) 683-0670

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

Effective October 1, 2004, Dynamic Health Products, Inc., a Florida corporation (“Dynamic” or the “Company”) acquired Bob O’Leary Health Food Distributor Co., Inc., a Pennsylvania corporation (“BOSS”).

The above was accomplished pursuant to a Stock Purchase Agreement dated September 10, 2004. At the closing, Dynamic acquired all of the issued and outstanding shares of common stock of BOSS (the “Shares). The consideration paid by Dynamic for the Shares and the sellers’ execution of a Non-Competition, Non-Solicitation and Confidentiality Agreement was Five Million Five Hundred Thousand Dollars ($5,500,000.00) in cash, subject to a dollar for dollar adjustment, equal to the increase or decrease in net book value of BOSS from June 30, 2004 to September 30, 2004. In addition, at closing, Dynamic paid an aggregate of $234,500 in cash to the former shareholders of BOSS in consideration of outstanding debt.

In conjunction with the acquisition, Dynamic completed the placement of $6 million in secured convertible notes and warrants to an institutional investor.

BOSS is engaged in developing, wholesaling and distributing a wide variety of non-prescription dietary supplements, vitamins, health food and nutritional products, soft goods and other related products. It was determined by management and the Board of Directors of Dynamic that it would be in the best interest of Dynamic to acquire BOSS to further certain of its business objectives, including without limitation, providing additional sales and expanded marketing and distribution channels for Dynamic.

Item 7.01 Regulation FD Disclosure.

A copy of the press release issued by Dynamic Health Products, Inc. on October 4, 2004, announcing its completion of the acquisition of Bob O’Leary Health Food Distributor Co., Inc., is filed herewith as Exhibit 99.1 and is incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of Bob O’Leary Health Food Distributor Co., Inc. for the two years ended December 31, 2003 and 2002, prepared pursuant to Rule 3.05 of Regulation S-X, previously filed.

Unaudited financial statements of Bob O’Leary Health Food Distributor Co., Inc. for the three and six months ended June 30, 2004 and 2003.

BOB O’LEARY HEALTH FOOD DISTRIBUTOR CO., INC.

BALANCE SHEETS (UNAUDITED)

JUNE 30, 2004 AND 2003

	2004	2003
ASSETS
Current assets:
Cash	$60,857	$346,129
Trade receivables, net of allowance for doubtful accounts ($22,630, 2004; $15,000, 2003)	941,855	1,092,109
Inventory	2,460,335	2,587,148
Prepaid expenses	125,407	233,759

Total current assets	3,588,454	4,259,145

Property and equipment, net	190,718	157,634

Other assets	10,482	8,380

Total assets	$3,789,654	$4,425,159

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$605,938	$1,041,792
Accrued expenses:
Payroll and related expenses	277,446	270,973
Defined contribution plan	164,715	135,022
Other	44,000	53,434
Notes payable, shareholders	500,000	300,000

Total current liabilities	1,592,099	1,801,221

Shareholders’ equity:
Common stock, $1 par value; 25,000 shares authorized, 5,000 shares issued and outstanding	5,000	5,000
Additional paid in capital	20,000	20,000
Retained earnings	2,172,555	2,598,938

Total shareholders’ equity	2,197,555	2,623,938

Total liabilities and shareholders’ equity	$3,789,654	$4,425,159

See accompanying notes to financial statements.

BOB O’LEARY HEALTH FOOD DISTRIBUTOR CO., INC.

STATEMENTS OF OPERATIONS (UNAUDITED)

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2004 AND 2003

	Three Months Ended June 30, 2004	Three Months Ended June 30, 2003	Six Months Ended June 30, 2004	Six Months Ended June 30, 2003
Sales, net	$7,783,360	$8,641,393	$17,118,760	$16,227,948

Cost of sales:
Inventory, beginning	2,869,219	2,948,090	1,800,403	1,886,893
Purchases	6,009,745	6,834,829	14,921,496	14,159,372
Freight-in	5,984	5,825	18,658	18,374

	8,884,948	9,788,744	16,740,557	16,064,639
Less inventory, ending	2,460,335	2,587,148	2,460,335	2,587,148

	6,424,613	7,201,596	14,280,222	13,477,491

Gross profit	1,358,747	1,439,797	2,838,538	2,750,457

Operating expenses:
Officer wages	105,000	100,000	205,000	200,000
Warehouse and office wages	394,183	373,780	878,483	788,742
Freight out	213,264	211,443	455,921	422,179
Advertising	56,606	53,313	119,262	118,933
Credit card charges	63,243	70,335	131,943	122,369
Profit sharing	36,956	17,207	73,912	55,021
Insurance	34,782	4,670	62,898	63,432
Rent	22,500	22,500	45,000	45,000
Shipping supplies	15,275	14,016	34,046	29,672
Telephone	22,100	17,302	39,249	32,357
Provision for doubtful accounts	15,681	5,559	17,439	7,345
Employee benefits	19,708	23,607	39,495	37,247
Postage	21,506	15,689	38,706	24,706
Taxes, other	16,316	12,191	35,267	28,754
Depreciation	16,637	11,694	28,915	24,937
Legal and professional fees	7,150	8,289	18,012	19,281
Commissions	8,284	12,394	18,237	24,795
Maintenance and repairs	14,192	10,115	22,757	20,665
Office expense	8,225	6,416	20,159	10,477
Utilities	6,305	5,269	17,219	13,777
Travel and entertainment	1,336	1,828	10,349	10,686
Auto expense	2,882	2,727	6,118	6,239
Broker expense	3,415	891	5,784	2,330

	1,105,546	1,001,235	2,324,171	2,108,944

Income from operations	253,201	438,562	514,367	641,513

Other income:
Other income	1,413	2,534	4,952	4,514
Gain on sales of assets	46,938	—	46,938	—
Interest	—	49	—	97

	48,351	2,583	51,890	4,611

Net income	$301,552	$441,145	$566,257	$646,124

See accompanying notes to financial statements.

BOB O’LEARY HEALTH FOOD DISTRIBUTOR CO., INC.

STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

FOR THE SIX MONTHS ENDED JUNE 30, 2004 AND 2003

	Common Stock	Additional Paid in Capital	Retained Earnings	Total Shareholders’ Equity
Balance at December 31, 2003 (Audited)	$5,000	$20,000	$2,171,298	$2,196,298
Net income for the six months ended June 30, 2004			566,257	566,257
Dividends			(565,000)	(565,000)

Balance at June 30, 2004 (Unaudited)	$5,000	$20,000	$2,172,555	$2,197,555

Balance at December 31, 2002 (Audited)	$5,000	$20,000	$1,992,814	$2,017,814
Net income for the six months ended June 30, 2003			646,124	646,124
Dividends			(40,000)	(40,000)

Balance at June 30, 2003 (Unaudited)	$5,000	$20,000	$2,598,938	$2,623,938

See accompanying notes to financial statements.

BOB O’LEARY HEALTH FOOD DISTRIBUTOR CO., INC.

STATEMENTS OF CASH FLOWS (UNAUDITED)

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2004 AND 2003

	Three Months Ended June 30, 2004	Three Months Ended June 30, 2003	Six Months Ended June 30, 2004	Six Months Ended June 30, 2003
Cash flows from operating activities:
Net income	$301,552	$441,145	$566,257	$646,124
Adjustments:
Depreciation	16,637	11,694	28,915	24,937
Provision for doubtful accounts	15,681	5,559	17,439	7,345
Gain on sale of assets	(46,938)	—	(46,938)	—
Change in:
Receivables	284,435	(102,898)	(211,027)	(537,134)
Inventory	408,884	360,942	(659,932)	(700,255)
Prepaid expenses	(26,110)	(161,279)	31,359	(123,787)
Accounts payable	(1,131,727)	(279,795)	(161,166)	619,468
Accrued expenses	3,634	49,378	292,623	290,049

Cash flows provided by (used in) operating activities	(173,952)	324,746	(142,470)	226,747

Cash flows from investing activities:
Other assets	—	(1,500)	—	(3,997)
Acquisition of property and equipment	(52,538)	(25,215)	(76,603)	(104,821)

Cash flows used in investing activities	(52,538)	(26,715)	(76,603)	(108,818)

Cash flows from financing activities:
Net proceeds (repayments) on loans from shareholders	—	(400,000)	450,000	—
Dividends paid	(450,000)	—	(450,000)	(40,000)

Cash flows used in financing activities	(450,000)	(400,000)	—	(40,000)

Net increase (decrease) in cash	(676,490)	(101,969)	(219,073)	77,929
Cash, beginning	737,347	448,098	279,930	268,200

Cash, ending	$60,857	$346,129	$60,857	$346,129

Supplement disclosure of cash flows information::
Non cash items:
Dividends	$115,000	$—	$115,000	$—

Notes payable, shareholders	$(115,000)	$—	$(115,000)	$—

See accompanying notes to financial statements.

BOB O’LEARY HEALTH FOOD DISTRIBUTOR CO., INC.

NOTES TO FINANCIAL STATEMENTS

AS OF AND FOR THE THREE AND SIX MONTHS ENDED

JUNE 30, 2004 AND 2003 (UNAUDITED)

1.	Business and summary of significant accounting policies:

Description of business:

The Company is engaged in the sales of vitamins and sports nutrition products. The Company’s customer base is principally concentrated in the Eastern United States.

Use of estimates:

Management uses estimates and assumptions in preparing financial statements. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities and the reported revenues and expenses. Actual amounts could differ from these estimates.

Revenue recognition:

Revenue is recognized at the time of shipment of merchandise. When returned goods are received, sales are reduced and the related merchandise is restocked to inventory.

Receivables:

Receivables are stated at the amount management expects to collect from outstanding balances. Management provides for probable uncollectible amounts through a charge to earnings and a credit to a valuation allowance based on its assessment of the current status of individual accounts. Balances that are still outstanding after management has used reasonable collection efforts are written off through a charge to the valuation allowance and a credit to receivables. The Company performs ongoing credit evaluations of customers’ financial condition. It generally requires no collateral for its domestic credit sales. For its foreign sales, the Company when deemed necessary and when possible, requires deposits and a letter of credit or sight drafts.

Inventory:

Inventory consists of purchased finished products held for resale which are stated at the lower of cost (on an average cost basis) or market.

Property and equipment and depreciation:

These assets are stated at cost. Depreciation is being provided by accelerated and straight line methods over the estimated useful lives of the assets.

Income taxes:

The Company has elected to be treated as an S Corporation for federal and state income tax reporting. Any tax reporting income or loss will be included in the individual shareholder’s income tax returns. Distributions from the Company are used primarily to fund federal and state income tax payments of the shareholders.

Shipping and handling costs and revenues:

Shipping and handling costs of $456,000 and $422,000 for the six months ended June 30, 2004 and 2003, respectively, are included in operating expenses in the income statement. Related revenues are included in sales.

Advertising:

The Company follows the policy of charging advertising production and communication costs to expense when the advertising first occurs. Advertising expense was $119,000 for the six months ended June 30, 2004 and 2003.

2.	Concentration of credit risk and sales:

The Company maintains its cash accounts in a commercial bank located in Pennsylvania. Accounts at this bank are insured by the Federal Deposit Insurance Corporation (FDIC) up to $100,000. At June 30, 2004, the Company’s cash balance in a commercial bank exceeded the FDIC insurance coverage by $605,000.

Major customers are those that individually account for more than 10% of the Company’s sales. For the six months ended June 30, 2004 and 2003, one customer with sales of $2,583,000 and $2,737,000, respectively, qualified as a major customer. At June 30, 2004 and 2003, the major customer accounted for 1% and 7%, respectively, of the Company’s accounts receivable.

The Company purchases one of its sports nutrition products from one vendor. Management believes that other suppliers could provide similar products on comparable terms. A change in suppliers, however, could cause a possible temporary disruption of sales.

Foreign sales amounted to the following for the six months ended June 30:

	2004	2003
North America	$236,000	$143,000
Eurasia	156,000	117,000
Europe	134,000	271,000
Middle East	59,000	56,000
Asia	16,000	31,000

	$601,000	$618,000

3.	Property and equipment, net:

Property and equipment at June 30 is comprised of the following:

	2004	2003	Depreciable Lives
Furniture and equipment	$655,000	$557,000	5-10 Years
Vehicles	45,000	137,000	5 Years
Leasehold improvements	28,000	28,000	31 Years

	728,000	722,000
Accumulated depreciation	(537,000)	(564,000)

	$191,000	$158,000

Depreciation amounted to $29,000 and $25,000 for the six months ended June 30, 2004 and 2003, respectively.

4.	Line of credit:

An unused line of credit agreement allows borrowings not to exceed $1,250,000. This line is unsecured and, when utilized, requires monthly interest payments calculated at .5% below the national prime rate (4.0% at June 30, 2004). This line matured on August 31, 2004.

5.	Notes payable, shareholders:

These notes are due to the shareholders of the Company. The notes are non-interest bearing, unsecured and due on demand.

6.	Related party:

The Company leases its facility from its individual shareholders under a month to month lease. Total rent expense under this lease was $45,000 for the six months ended June 30, 2004 and 2003, respectively.

Accrued expenses at June 30, 2004 and 2003 includes $130,000 and $122,000 of shareholder wages.

In June 2004, the shareholders purchased two vehicles from the Company for $65,000, which resulted in a $46,938 gain. The $65,000 was deducted from the notes payable, shareholders.

7.	Defined contribution plan:

The expense for this plan was $74,000 and $55,000 for the six months ended June 30, 2004 and 2003, respectively.

8.	Litigation:

The Company is a defendant in several lawsuits filed by users of certain sports nutrition products. The suits also name other distributors and the manufacturers of these products. The ultimate outcome of this litigation cannot be determined, but management, after consultation with legal counsel, does not expect these matters will have a material adverse effect on the financial statements of the Company. The Company believes the lawsuits are without merit and intends to vigorously defend its position. In the normal course of business, there are various other outstanding legal proceedings. In the opinion of management, after consultation with legal counsel, the financial statements of the Company will not be materially affected by the outcome of such legal proceedings.

9.	Subsequent event:

On September 10, 2004, the Company entered into a Stock Purchase Agreement (“Agreement”) with Dynamic Health Products, Inc. (“Dynamic”). Pursuant to the Agreement, Dynamic will acquire all of the issued and outstanding shares of common stock of the Company. The consideration to be paid by Dynamic to shareholders of the Company for the shares and the shareholders’ execution of Non-Competition, Non-Solicitation and Confidentiality Agreement is $5,500,000, subject to adjustments defined in the Agreement, plus the Shareholders Note Payable, subject to limitations defined in the Agreement.

10.	Prior period adjustments:

Retained earnings at the beginning of 2004 and 2003 have been reduced by approximately $48,000 and $72,000, respectively, from previously issued reviewed financial statements. These adjustments principally resulted from additional depreciation, an increase in the allowance for doubtful accounts and a decrease in prepaid expenses. These adjustments resulted in an increase of net income of approximately $13,000 and $31,000 for the periods ended June 30, 2004 and 2003, respectively.

(b)	Pro forma financial information required pursuant to Article 11 of Regulation S-X:

Item	Page
Dynamic Health Products, Inc. And Subsidiaries Unaudited Pro Forma Condensed Consolidated Financial Statements

Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Year Ended March 31, 2004	11

Unaudited Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2004	12

Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Three Months Ended June 30, 2004	13

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements	14 –15

(c) Exhibits. The following documents are filed as exhibits to this report.

10.1 Stock Purchase Agreement dated September 10, 2004, by and among Dynamic Health Products, Inc., RobertT. O’Leary, Linda O’Leary, and Bob O’Leary Health Food Distributor Co., Inc.(1)

99.1 Press release issued October 4, 2004.(2)

99.2 Audited Financial Statements of Dynamic Health Products, Inc. as of March 31, 2004.(3)

99.3 Audited Financial Statements of Bob O’Leary Health Food Distributor Co., Inc. as of December 31, 2003.(2)

(1)	Incorporated by reference to the Company’s Current Report on Form 8-K, filed in Washington, D.C. on September 10, 2004.
(2)	Incorporated by reference to the Company’s Current Report on Form 8-K, filed in Washington, D.C. on October 4, 2004.
(3)	Incorporated by reference to the Company’s Annual Report on Form 10-KSB for the fiscal year ended March 31, 2004, file number 0-23031, filed in Washington, D.C. on June 29, 2004.

DYNAMIC HEALTH PRODUCTS, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED MARCH 31, 2004

	Dynamic Health Products, Inc.	Bob O’Leary Health Food Distributor Co., Inc.	Pro Forma Adjustments Increase (Decrease)		Pro Forma Consolidated
Revenue	$1,892,539	$29,725,194	$(27,120	)(a)	$31,590,613

Cost of goods sold:	942,533	24,667,135	(27,120	)(a)	25,582,548

Gross profit	950,006	5,058,059	—		6,008,065

Operating expenses:
Selling, general and administrative expenses	1,350,040	4,349,103	(322,576	)(b)	5,374,321
			(80,000	)(c)
			(88,500	)(d)
			166,254	(e)

Total operating expenses	1,350,040	4,349,103	(324,822)		5,374,321

Operating income (loss) before other income and expense	(400,034)	708,956	324,822		633,744

Other income (expense):
Interest income	3,104	132	—		3,236
Other income and expenses, net	283,895	9,396	—		293,291
Losses on marketable equity securities, net	(102,434)	—	—		(102,434)
Gain on sale of investment	71,843	—	—		71,843
Loss on disposition of equipment	(1,335)	—	—		(1,335)
Equity in income (loss) of affiliated companies	(6,500)	—	—		(6,500)
Interest expense	(96,169)	—	(1,141,134	)(f)	(1,237,303)

Total other income (expense)	152,404	9,528	(1,141,134)		(979,202)

Income (loss) before income taxes	(247,630)	718,484	(816,312)		(345,458)

Income tax expense (benefit)	(138,979)	—	180,000	(g)	41,021

Net income (loss)	(108,651)	718,484	(996,312)		(386,479)

Preferred stock dividends	—	—	—		—

Net income (loss) available to common shareholders	$(108,651)	$718,484	$(996,312)		$(386,479)

Basic and diluted loss per share	$(0.01)	$—	$—		$(0.03)

Basic and diluted weighted average number of common shares outstanding	12,387,611	—	—		12,387,611

See notes to unaudited pro forma condensed consolidated financial statements.

DYNAMIC HEALTH PRODUCTS, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

JUNE 30, 2004

	Dynamic Health Products, Inc. June 30, 2004	Bob O’Leary Health Food Distributor Co., Inc. June 30, 2004	Pro Forma Adjustments Increase (Decrease)		Pro Forma Consolidated
ASSETS
Current assets:
Cash and cash equivalents	$61,174	$60,857	$(5,734,500	)(h)	$122,031
			5,734,500	(j)
Marketable equity securities, net	4,227,286	—	—		4,227,286
Accounts receivable, net	88,157	941,855	—		1,030,012
Inventories, net	270,744	2,460,335	—		2,731,079
Prepaid expenses	46,802	125,407	—		172,209
Deferred consulting fees	247,500	—	—		247,500
Other current assets	51,662	—	—		51,662
Due from affiliates	153	—	—		153
Note receivable from affiliate	41,241	—	—		41,241

Total current assets	5,034,719	3,588,454	—		8,623,173

Property, plant and equipment, net	1,300,016	190,718	—		1,490,734

Goodwill	—	—	3,538,202	(h)	3,638,202
			100,000	(i)
Intangible assets, net	25,413	—	265,500	(j)	290,913
Other assets	4,491	10,482	498,763	(k)	513,736

Total assets	$6,364,639	$3,789,654	$4,402,465		$14,556,758

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$209,835	$605,938	$100,000	(i)	$915,773
Other payables	73,518	—	—		73,518
Current portion of long-term obligations	25,619	—	—		25,619
Accrued expenses	154,088	486,161	—		640,249
Obligations to affiliates	150,047	—	—		150,047
Notes payable, shareholders	—	500,000	—		500,000

Total current liabilities	613,107	1,592,099	100,000		2,305,206

Deferred income taxes	1,340,846	—	—		1,340,846
Long-term obligations, less current portion	810,328	—	2,576,598	(j)	3,386,926

Total liabilities	2,764,281	1,592,099	2,676,598		7,032,978

Commitments and contingencies

Shareholders’ equity:
Series A Convertible Preferred stock	—	—	—		—
Series B 6% Cumulative Convertible Preferred stock	—	—	—		—
Common stock	127,748	5,000	(5,000	)(h)	127,748
Additional paid-in capital	2,941,568	20,000	(20,000	)(h)	6,863,733
			3,423,402	(i)
			498,763	(k)
Retained earnings (deficit)	(2,024,866)	2,172,555	(2,171,298	)(h)	(2,023,609)
Accumulated other comprehensive income:
Unrealized gains (losses) on marketable equity securities, net of tax	2,555,908	—	—		2,555,908

Total shareholders’ equity	3,600,358	2,197,555	1,725,867		7,523,780

Total liabilities and shareholders’ equity	$6,364,639	$3,789,654	$4,402,465		$14,556,758

See notes to unaudited pro forma condensed consolidated financial statements.

DYNAMIC HEALTH PRODUCTS, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED JUNE 30, 2004

	Dynamic Health Products, Inc.	Bob O’Leary Health Food Distributor Co., Inc.	Pro Forma Adjustments Increase (Decrease)		Pro Forma Consolidated
Revenue	$277,799	$7,783,360	$—		$8,061,159

Cost of goods sold	154,137	6,424,613	—		6,578,750

Gross profit	123,662	1,358,747	—		1,482,409

Operating expenses:
Selling, general and administrative expenses	390,385	1,105,546	(88,504	)(l)	1,406,366
			(20,500	)(m)
			(22,125	)(n)
			41,564	(o)

Total operating expenses	390,385	1,105,546	(89,565)		1,406,366

Operating income (loss) before other income and expense	(266,723)	253,201	89,565		76,043

Other income (expense):
Interest income	773	—	—		773
Gain on sale of assets	—	46,938	—		46,938
Other income and expenses, net	55,047	1,413	—		56,460
Interest expense	(15,244)	—	(285,284	)(p)	(300,528)

Total other income (expense)	40,576	48,351	(285,284)		(196,357)

Income (loss) before income taxes	(226,147)	301,552	(195,719)		(120,314)

Income tax expense (benefit)	—	—	29,000	(q)	29,000

Net income (loss)	(226,147)	301,552	(224,719)		(149,314)

Preferred stock dividends	—	—	—		—

Net income (loss) available to common shareholders	$(226,147)	$301,552	$(224,719)		$(149,314)

Basic and diluted loss per share	$(0.02)	$—	$—		$(0.01)

Basic and diluted weighted average number of common shares outstanding	12,774,834	—	—		12,774,834

See notes to unaudited pro forma condensed consolidated financial statements.

Dynamic Health Products, Inc. And Subsidiaries

Notes To Unaudited Pro Forma Condensed Consolidated Financial Statements

The unaudited pro forma data presented in the unaudited pro forma condensed consolidated financial statements is included in order to illustrate the effect on the Company’s financial statements of the transactions described below:

On October 1, 2004, Dynamic Health Products, Inc. (the “Company”), purchased all of the issued and outstanding shares of common stock of Bob O’Leary Health Food Distributor Co., Inc. (“BOSS”). The consideration paid by the Company to the sellers for the shares and the sellers’ execution of a non-competition, non-solicitation and confidentiality agreement was $5,500,000. The purchase price is subject to a dollar for dollar adjustment, equal to the increase or decrease in net book value of BOSS from June 30, 2004 to September 30, 2004. In addition, at closing, the Company paid an aggregate of $234,500 in cash to the former shareholders of BOSS in consideration of outstanding debt.

In order to consummate the acquisition of BOSS, on September 30, 2004, the Company entered into a Securities Purchase Agreement with Laurus Master Fund, Ltd. (“Laurus”), whereby the Company completed the sale to Laurus of a secured convertible note in the principal amount of $6,000,000 and warrants to purchase 1,375,000 shares of the Company’s common stock.

Effective October 1, 2004, the compensation committee of the Company’s Board of Directors granted options to purchase 500,000 shares of the Company’s common stock to the Company’s Chairman, in connection with his providing a personal guarantee for the Laurus note. All of the options are exercisable at $1.14 per share and vest approximately equally over three years, commencing October 1, 2005.

The pro forma information is based on the following historical financial statements after giving effect to the acquisition of BOSS using the purchase method of accounting and the assumptions and adjustments in the accompanying notes to the pro forma condensed consolidated financial statements.

The audited financial statements of BOSS as of and for the year ended December 31, 2003 (included in the filing of the Company’s Current Report on Form 8-K, dated October 1, 2004), which have been provided by BOSS.

The unaudited financial statements of BOSS as of and for the three months ended June 30, 2004, which have been provided by BOSS.

These pro forma condensed consolidated financial statements may not be indicative of the results that actually would have occurred if the consolidations had been in effect on the dates indicated or which may be obtained in the future.

Prior to the Company’s acquisition of BOSS it was an S Corporation for federal income tax purposes. Therefore, no income tax provision has been provided in the historical financial statements of BOSS.

In the opinion of management of the Company, all adjustments have been made that are necessary to present fairly the pro forma data.

The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the financial statements and related notes of the respective companies.

(A)	The pro forma condensed consolidated statement of operations for the year ended March 31, 2004 gives effect to the purchase of BOSS and the funding for the purchase through the sale of a secured convertible note in the principal amount of $6,000,000 and warrants to purchase 1,375,000 shares of Company common stock, and the granting of 500,000 stock options to the Company’s Chairman, as if it had occurred on April 1, 2003.

The following pro forma adjustments are incorporated in the pro forma condensed consolidated statement of operations:

(a)	Elimination of intercompany revenues and expenses to reflect the consolidation of BOSS and the Company.

(b)	Net decrease in salaries, wages and payroll taxes through resignations associated with BOSS, partially offset by an increase in salaries and wages through promotions and additions associated with BOSS.

(c)	Decrease in profit sharing expense associated with BOSS.

(d)	Amortization of loan costs.

(e)	Increase in compensation expense associated with the stock options.

(f)	Amortization of the debt discount.

(g)	Increase in income tax expense.

(B)	The pro forma condensed consolidated balance sheet as of June 30, 2004 gives effect to the purchase of BOSS and the funding for the purchase through the sale of a secured convertible note in the principal amount of $6,000,000 and warrants to purchase 1,375,000 shares of Company common stock, and the granting of 500,000 stock options to the Company’s Chairman, as if it had occurred on June 30, 2004.

The following pro forma adjustments are incorporated in the pro forma condensed consolidated balance sheet:

(h)	To reflect the acquisition of BOSS by the Company.

(i)	To reflect estimated acquisition costs.

(j)	To reflect the issuance of the convertible note and warrants to Laurus.

(k)	To reflect the granting of stock options to the Company’s Chairman.

(C)	The pro forma condensed consolidated statement of operations for the three months ended June 30, 2004 gives effect to the purchase of BOSS and the funding for the purchase through the sale of a secured convertible note in the principal amount of $6,000,000 and warrants to purchase 1,375,000 shares of Company common stock, and the granting of 500,000 stock options to the Company’s Chairman, as if it had occurred on April 1, 2004.

The following pro forma adjustments are incorporated in the pro forma condensed consolidated statement of operations:

(l)	Net decrease in salaries, wages and payroll taxes through resignations associated with BOSS, partially offset by an increase in salaries and wages through promotions and additions associated with BOSS.

(m)	Decrease in profit sharing expense associated with BOSS.

(n)	Amortization of loan costs.

(o)	Increase in compensation expense associated with the stock options.

(p)	Amortization of the debt discount.

(q)	Increase in income tax expense.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNAMIC HEALTH PRODUCTS, INC.

Date: September 14, 2005	/s/ Mandeep K. Taneja
Mandeep K. Taneja, Chief Executive Officer

/s/ Cani I. Shuman
Cani I. Shuman, Chief Financial Officer